                         VOID AFTER _____________, 2002

                       REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                                                                        WARRANTS


NUMBER                                                         CUSIP 202909 11 5

W

                                   COMMODORE

                    COMMODORE SEPARATION TECHNOLOGIES, INC.

THIS CERTIFIES THAT, FOR VALUE RECEIVED



or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), at any time between ___________, 1998 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of The Bank of New York, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $8.40, subject to the adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _________, 1997, between the Company and the Warrant Agent.

   In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

   Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

   The term "Expiration Date" shall mean 5:30 p.m. (New York time) on the date which is forty-eight (48) months after the Initial Warrant Exercise Date. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:30 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

   The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state which such exercise would be unlawful.

   This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

   Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, expect as provided in the Warrant Agreement.

   Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing after ______________, 1998, provided that the average closing sale price for the Common Stock shall have equalled or exceeded $18.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the Notice of Redemption, as defined below (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.10 per Warrant upon surrender of this Warrant Certificate.

   Under certain circumstances, National Securities Corporation may be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

   Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

   This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

   This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                  COMMODORE SEPARATION  TECHNOLOGIES, INC.

COUNTERSIGNED:
              THE BANK OF NEW YORK,
                               as Warrant Agent

By:

                               Authorized Officer

By:

By:

President

Secretary

                    COMMODORE SEPARATION TECHNOLOGIES, INC.

                                   CORPORATE

                                      SEAL

                                      1985

                                    DELAWARE

                               SUBSCRIPTION FORM
                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

   The undersigned Registered Holder hereby irrevocably elects to exercise ________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

          __________________________________________________________

          __________________________________________________________

          __________________________________________________________

          __________________________________________________________
                    (please print or type name and address)

and be delivered to

          __________________________________________________________

          __________________________________________________________

          __________________________________________________________

          __________________________________________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


                   IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. The exercise of this Warrant was solicited by National Securities
   Corporation.                                                            [ ]
2. The exercise of this Warrant was solicited by __________________.       [ ]
3. The exercise of this Warrant was not solicited.                         [ ]


Dated: _____________________________     X_____________________________________

                                          _____________________________________

                                          _____________________________________
                                           Address
                                          _____________________________________
                                           Social Security or Taxpayer
                                           Identification Number

                                          _____________________________________
                                           Signature Guaranteed

                                          _____________________________________

                                   ASSIGNMENT
                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants

FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

          __________________________________________________________

          __________________________________________________________

          __________________________________________________________

          __________________________________________________________
                    (please print or type name and address)


________________________________________________________________________________
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_____________________________________________________________________  Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ___________________________    X ______________________________________
                                              Signature Guaranteed
                                        ______________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.